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                                                                    EXHIBIT 10-2

                           COMMONWEALTH BANCORP, INC.
                   1993 AMENDED DIRECTORS' STOCK OPTION PLAN

                                   ARTICLE I
                           ESTABLISHMENT OF THE PLAN

     Commonwealth Bancorp, Inc. (the "Corporation") hereby assumes this 1993 Directors' Stock Option Plan (the "Plan") originally established by Commonwealth Bank (the "Bank") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                              PURPOSE OF THE PLAN

     The purpose of this Plan is to improve the growth and profitability of the Corporation by providing non-employee directors with a proprietary interest in the Corporation through non-discretionary grants of non-qualified stock options (an "Option" or "Options").

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     3.01 ADMINISTRATION. This Plan shall be administered by the entire Board of Directors of the Corporation (the "Board"). The Board shall have the power, subject to and within the limits of the express provisions of this Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to this Plan.

     3.02 COMPLIANCE WITH LAW AND REGULATIONS. All Options granted hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

     3.03 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


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                                   ARTICLE IV
                                  ELIGIBILITY

     Each of the non-employee directors of the Bank at the time of the Bank's initial offering of capital stock to the public pursuant to the Stock Issuance Plan adopted by the Bank following the reorganization of Commonwealth Federal Savings Bank into the mutual holding company form of organization (the "Offering") shall receive options hereunder ("non-employee director"). No honorary directors, advisory directors or directors emeritus shall be entitled to receive Options hereunder.

                                   ARTICLE V
                        COMMON STOCK COVERED BY THE PLAN

     5.01 OPTION SHARES. The aggregate number of shares of common stock of the Corporation, par value $.10 per share ("Common Stock"), which may be issued pursuant to this Plan, subject to adjustment as provided in Article VIII, shall be an amount equal to 1.5% of the shares of Bank common stock issued in the Offering, as adjusted by the final exchange ratio utilized in the reorganization of the Bank from the mutual holding company structure to the stock holding company structure.

     5.02 SOURCE OF SHARES. The shares of Common Stock issued under this Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VI
                                 OPTION GRANTS

     6.01 INITIAL GRANTS. An Option to purchase shares of Common Stock shall be granted to each non-employee director of the Bank as of the hour and day on which Common Stock is initially sold in the Offering. Specifically, each non-employee director shall receive Options to purchase the number of shares of Common Stock (rounded down to the nearest whole number) determined by multiplying the total number of shares of Common Stock which may be issued pursuant to this Plan by 90% divided by the number of non-employee directors of the Bank at such time.

     6.02 SUBSEQUENT GRANTS. An Option to purchase shares of Common Stock shall be granted to each non-employee director of the Bank one year from the date on which Common Stock is initially sold in the Offering. Specifically, each non-employee director shall receive Options to purchase the number of shares of Common Stock (rounded down to the nearest whole number) determined by multiplying the total number of shares of Common Stock which may be issued pursuant to this Plan by 10% divided by the number of non-employee directors of the Bank at such time.


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                                  ARTICLE VII
                                  OPTION TERMS

     Each Option granted hereunder shall be on the following terms and conditions:

     7.01 OPTION AGREEMENT. The Corporation and each optionee shall execute an Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price and such other terms, conditions and provisions as are appropriate, provided that they are not inconsistent with the terms, conditions and provisions of this Plan. Each optionee shall receive a copy of his executed Option Agreement.

     7.02 OPTION EXERCISE PRICE.

     (a) INITIAL GRANTS. The per share exercise price at which shares of Common Stock may be purchased upon exercise of an Option granted pursuant to
Article IV hereof shall be the uniform per share price at which common stock is sold by the Bank to participants in the Offering.

     (b) SUBSEQUENT GRANTS. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to
Section 6.02 hereof shall be qual to the greater of (i) the par value of a share of Common Stock and (ii) the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of this Plan, the Fair Market Value shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board.

     7.03 VESTING AND EXERCISE OF OPTIONS. Subject to the approval of stockholders of the Bank pursuant to the terms of Article XII hereof, Options shall be immediately vested and exercisable on the date of grant.

     7.04  DURATION OF OPTIONS.

     (a) Each Option or portion thereof shall be exercisable at any time on or after the date of grant until the earlier of (i) ten (10) years after the date of grant or (ii) the third annual anniversary of the date on which the optionee ceases to be a non-employee director.

     (b) Exception for Termination Due to Death, Disability, Retirement or Resignation. If an optionee dies while serving as a non-employee director or within three (3) years following the termination of the optionee's service as a non-employee director as


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a result of disability, retirement or resignation without having fully exercised his Options, the Optionee's executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following such death, to exercise such Options, provided that no Option shall be exercisable within six (6) months after the date of grant or more than ten
(10) years from the date it was granted.

     (c) Options granted to a non-employee director who is removed by stockholders of the Corporation for cause shall terminate as of the effective date of such removal.

     7.05 NONASSIGNABILITY. Options shall not be transferable by an optionee except by will or the laws of descent or distribution, and during an optionee's lifetime shall be exercisable only by such optionee or the optionee's guardian or legal representative.

     7.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option Agreement provided for in Section 7.01.

     7.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to the Corporation upon exercise of the Option. Payment for shares may be made by the optionee in cash or by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the Option, or any combination of the foregoing.

     7.08 VOTING AND DIVIDEND RIGHTS. No optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                                  ARTICLE VIII
                        ADJUSTMENTS FOR CAPITAL CHANGES

     The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation


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or such other corporation as were exchangeable for the number of shares of
Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. In addition, in the event the Corporation distributes warrants or other securities or assets on a pro rata basis to all holders of Common Stock of the Corporation without receipt or payment of consideration by the Corporation (the "Distribution"), then the Corporation shall (a) make appropriate arrangements so that the holders of Options outstanding immediately prior to the date of the Distribution receive upon exercise of such Options the benefits of the Distribution as if the holders had exercised such Options immediately prior to the record date used for the Distribution, and (b) depending upon the terms of the Distribution, adjust the number of shares and the exercise price per share of any Options outstanding immediately prior to the date of the Distribution so that the economic value of the Option at the time of the Distribution is neither increased nor decreased by the Distribution, in which event the aggregate number of shares of Common Stock available for issuance under this Plan shall also be proportionately adjusted.

                                   ARTICLE IX
                     AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, by resolution, at any time terminate or amend this Plan with respect to any shares of Common Stock as to which Options have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan as specifically authorized herein. Notwithstanding anything contained in this Plan to the contrary, the provisions of Articles IV, VI and VII of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                   ARTICLE X
                        RIGHTS TO CONTINUE AS A DIRECTOR

     Neither the Plan nor the grant of any Options hereunder nor any action taken by the Board in connection with the Plan shall create any right on the part of any non-employee director of the Bank to continue as such.


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                                   ARTICLE XI
                                  WITHHOLDING

     The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option.

                                  ARTICLE XII
                        EFFECTIVE DATE OF THE PLAN; TERM

     12.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective at the time that common stock is initially sold by the Bank in the Offering (the "Effective Date"), and Options may be granted hereunder as of or after the Effective Date and prior to the termination of this Plan.

     12.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                  ARTICLE XIII
                                 MISCELLANEOUS

     13.01 GOVERNING LAW. To the extent not governed by Federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

     13.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.



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